Exhibit 99.1

USG Corporation Reports Third Quarter 2018 Results

Price Improvement Offset by Cost Inflation

CHICAGO--(BUSINESS WIRE)--October 25, 2018--USG Corporation (NYSE:USG), an industry-leading manufacturer of building products and innovative solutions, today reported financial results for the third quarter of 2018. As compared to 2017’s third quarter, results for 2018’s third quarter are below:

  Net sales of $851 million up $56 million, or 7%
  Operating profit of $69 million down $22 million, or 24%
  Net income of $59 million down $7 million, or 11%
  Diluted EPS of $0.41 down $0.05, or 11%

As compared to 2017’s third quarter, non-GAAP financial measures for 2018’s third quarter are below:

  Adjusted operating profit of $90 million down $16 million, or 15%
  Adjusted net income of $65 million down $3 million, or 4%
  Adjusted diluted EPS of $0.45 down $0.02, or 4%

Consolidated Third Quarter Results

Third quarter 2018 net sales were $851 million on a consolidated basis, compared to $795 million in the third quarter of 2017. Operating profit decreased to $69 million from $91 million, while adjusted operating profit decreased to $90 million from $106 million in the third quarter of 2018 compared to the third quarter of 2017. The lower operating profit in the third quarter of 2018 was driven primarily by rising costs, including higher transportation costs coupled with higher planned SG&A costs to support USG’s Customer-First strategy.

USG recorded $59 million in net income, or $0.41 per diluted share, for the third quarter of 2018, compared to net income of $66 million, or $0.46 per diluted share, in the third quarter of 2017. On an adjusted basis, net income of $65 million, or $0.45 per diluted share, for the third quarter of 2018 decreased from $68 million, or $0.47 per diluted share, in the third quarter of 2017. A full reconciliation of GAAP to adjusted metrics is provided in the attached schedule.

U.S. Wallboard & Surfaces

The U.S. Wallboard & Surfaces segment net sales for the third quarter of 2018 increased $21 million, or 5%, compared with the third quarter of 2017. The segment generated $64 million of operating profit in the third quarter of 2018. On an adjusted basis, operating profit of $64 million decreased by $7 million compared to the third quarter of 2017. Wallboard volumes decreased 2% compared to the third quarter of 2017, which is consistent with industry volumes. Wallboard price increased 6% from the third quarter of 2017 due primarily to January 2018 and June 2018 price increases. However, wallboard costs were $18 million higher than the prior year primarily due to rising input and transportation costs, which were partially offset by $5 million in cost savings due to the Company’s Advanced Manufacturing initiative.

U.S. Performance Materials

The U.S. Performance Materials segment net sales increased by $9 million, or 10%, compared with the third quarter of 2017 due to a higher average realized selling price and increased shipments. The segment generated $1 million of operating loss in the third quarter of 2018. On an adjusted basis, operating loss of $1 million in the U.S. Performance Materials segment declined by $7 million compared to the third quarter of 2017 primarily due to higher input costs and SG&A investments to accelerate the adoption of new products.

U.S. Ceilings

The U.S. Ceilings segment net sales increased $18 million, or 14%, compared to the third quarter of 2017. The segment generated $24 million of operating profit in the third quarter of 2018. On an adjusted basis, operating profit of $27 million increased by $2 million from the third quarter of 2017 primarily due to improved pricing and volumes across grid products.

USG Boral

USG Boral net sales decreased $19 million, or 6%, compared to the third quarter of 2017. The decrease is due to an unfavorable impact due to currency translation of $13 million and lower wallboard shipments. The segment generated $12 million of equity income in the third quarter of 2018, which is a $3 million decrease compared to the third quarter of 2017 primarily due to a reduction in sales coupled with higher input costs. On August 28, 2018, Boral Limited delivered a default notice under the USG Boral Shareholders Agreement to commence the process to establish the fair market value of the Company’s 50% interest in USG Boral, which could lead to Boral exercising its right to purchase the Company’s 50% interest in USG Boral.

Pending Knauf and USG Merger

On June 11, Gebr. Knauf KG (Knauf) and USG announced that they had entered into a definitive merger agreement pursuant to which Knauf will acquire all the outstanding shares of USG. Under the terms of the merger agreement, USG stockholders will receive $44 per share, which consists of $43.50 per share in cash payable upon closing of the transaction and a $0.50 per share conditional special dividend that was paid following stockholder approval of the transaction. USG’s stockholders voted to adopt the merger agreement at the Company’s special meeting of stockholders held on September 26, 2018 and the conditional special dividend was paid to USG stockholders on October 2, 2018. The transaction is expected to close in early 2019, subject to customary closing conditions, including receipt of regulatory approvals.

Third Quarter 2018 Conference Call

In light of the announced transaction with Knauf, the Company will not hold a conference call for its results for the third quarter of 2018. The Company plans to file its Quarterly Report on Form 10-Q for the third quarter with the SEC on or about October 25, 2018.

About USG Corporation

USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its Gypsum, Performance Materials, Ceilings, and USG Boral divisions. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

Non-GAAP Financial Measures

In this press release, the Company’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the non-GAAP financial measures adjusted net sales, adjusted operating profit, adjusted net income, adjusted selling and administrative expenses, EBITDA, adjusted EBITDA, and adjusted diluted earnings per share, which exclude certain items. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the Company’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. Adjusted operating profit on a consolidated basis includes the equity method income from USG Boral and USG’s income from other equity investments because management views USG Boral and its other equity investments as important businesses. In addition, the Company uses adjusted operating profit and adjusted net income as components in the measurement of incentive compensation. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the Company’s use of non-GAAP financial measures, and the reconciliations to the nearest GAAP measures, see the schedules attached hereto.

Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, statements regarding the proposed transaction with Knauf (the “proposed transaction”), including expected timing, completion and effects of the proposed transaction. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect the Company’s sales and profitability, liquidity and future value. Any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update any forward-looking statement. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be completed are the following: the failure to obtain necessary regulatory or other governmental approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on the Company; continued availability of financing or alternatives for the financing provided in the Knauf debt commitment letter; the failure to satisfy required closing conditions; the potential impact on the USG Boral joint venture in the event the proposed transaction is not completed, including that, in connection with the execution of the merger agreement, Boral Limited delivered a default notice under the USG Boral Shareholders Agreement to commence the process to establish the fair market value of the Company’s 50% interest in USG Boral, which could lead to Boral exercising its right to purchase the Company’s 50% interest in USG Boral; the risk that the proposed transaction may not be completed in the expected timeframe, or at all; the effect of restrictions placed on the Company and its subsidiaries’ ability to operate their businesses under the merger agreement, including the Company’s ability to pursue alternatives to the proposed transaction; the risk of disruption resulting from the proposed transaction, including the diversion of the Company’s resources and management’s attention from ongoing business operations; the effect of the announcement of the proposed transaction on the Company’s ability to retain and hire key employees; the effect of the announcement of the proposed transaction on the Company’s business relationships, results of operations, financial condition, the market price of the Company’s common stock and businesses generally; the risk of negative reactions from investors, employees, suppliers and customers; the outcome of legal proceedings that have been instituted against the Company related to the proposed transaction and any additional proceedings that may be instituted in the future; the amount of the costs, fees, expenses and charges related to the proposed transaction; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Information describing other risks and uncertainties affecting the Company that could cause actual results to differ materially from those in forward-looking statements may be found in the Company’s filings with the SEC, including, but not limited to, the “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q.

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017(a)	2018	2017(a)
Net sales	$851	$795	$2,517	$2,373
Cost of products sold	699	633	2,042	1,884
Gross profit	152	162	475	489
Selling and administrative expenses	83	71	285	219
Operating profit	69	91	190	270
Income from equity method investments	12	15	33	42
Net interest expense	(12)	(14)	(38)	(52)
Loss on extinguishment of debt	—	—	—	(22)
Other income, net	4	1	4	5
Income from continuing operations before income taxes	73	93	189	243
Income tax expense	(15)	(27)	(37)	(76)
Income from continuing operations	58	66	152	167
Income (loss) from discontinued operations, net of tax	1	—	2	(10)
Net income	$59	$66	$154	$157

Earnings per average common share - basic:
Income from continuing operations	$0.42	$0.47	$1.08	$1.16
Income (loss) from discontinued operations	—	—	0.01	(0.07)
Net income	$0.42	$0.47	$1.09	$1.09

Earnings per average common share - diluted:
Income from continuing operations	$0.41	$0.46	$1.06	$1.14
Income (loss) from discontinued operations	—	—	0.01	(0.07)
Net income	$0.41	$0.46	$1.07	$1.07

Average common shares	139,943,168	142,103,717	140,328,443	145,054,965
Average diluted common shares	142,869,326	144,681,691	142,584,390	147,584,023

(a) - Historical results have been recast to reflect our adoption of Accounting Standards Update 2017-07 on January 1, 2018.

USG CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except share data)
(Unaudited)
	As of	As of
	September 30, 2018	December 31, 2017

Assets
Cash and cash equivalents	$329	$394
Short-term marketable securities	61	62
Receivables (net of reserves - 2018 - $10 and 2017 - $9)	303	233
Inventories	288	252
Income taxes receivable	16	15
Other current assets	34	35
Total current assets	1,031	991
Long-term marketable securities	38	37
Property, plant and equipment (net of accumulated
depreciation and depletion - 2018 - $2,146 and 2017 - $2,053)	1,814	1,762
Deferred income taxes	252	287
Equity method investments	671	686
Goodwill and intangible assets	41	43
Other assets	43	45
Total assets	$3,890	$3,851

Liabilities and Stockholders' Equity
Accounts payable	$284	$280
Accrued expenses	132	135
Dividend payable	72	—
Income taxes payable	2	—
Total current liabilities	490	415
Long-term debt	1,079	1,078
Deferred income taxes	5	4
Pension and other postretirement benefits	281	326
Other liabilities	172	183
Total liabilities	2,027	2,006
Stockholders' Equity:
Common stock	15	15
Treasury stock at cost	(209)	(169)
Additional paid-in capital	3,039	3,057
Accumulated other comprehensive loss	(397)	(389)
Retained earnings (accumulated deficit)	(585)	(669)
Total stockholders' equity	1,863	1,845
Total liabilities and stockholders' equity	$3,890	$3,851

Other Information:
Total cash and cash equivalents and marketable securities	$428	$493
Borrowing availability under existing credit facilities	198	155
Total Liquidity	$626	$648

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)
	Nine months ended September 30,
	2018	2017
Operating Activities
Net income	$154	$157
Less: Income (loss) from discontinued operations, net of tax	2	(10)
Income from continuing operations	152	167

Adjustments to reconcile income from continuing operations to net cash:
Depreciation, depletion and amortization	113	98
Loss on extinguishment of debt	—	22
Share-based compensation expense	15	13
Deferred income taxes	33	75
Gain on asset dispositions	(13)	—
Loss on sale of equity method investment	8	—
Income from equity method investments	(33)	(42)
Dividends received from equity method investments	16	23
Pension settlement	—	10
Change in operating assets and liabilities	(152)	(164)
Other, net	8	1
Net cash provided by operating activities of continuing operations	147	203
Net cash provided by (used for) operating activities of discontinued operations	2	(1)
Net cash provided by operating activities	$149	$202

Investing Activities
Purchases of marketable securities	(75)	(75)
Sales or maturities of marketable securities	73	69
Capital expenditures	(159)	(109)
Net proceeds from asset dispositions	14	2
Net proceeds from sale of equity method investment	3	—
Working capital adjustment from acquisition of business	2	—
Other investing activities	2	1
Net cash used for investing activities of continuing operations	(140)	(112)
Net cash provided by investing activities of discontinued operations	—	6
Net cash used for investing activities	$(140)	$(106)

Financing Activities
Issuance of debt	—	500
Repayment of debt	—	(520)
Payment of debt issuance fees	—	(8)
Issuances of common stock	10	3
Repurchase of common stock	(76)	(153)
Repurchases of common stock to satisfy employee tax withholding obligations	(7)	(4)
Net cash used for financing activities of continuing operations	$(73)	$(182)

Effect of exchange rate changes on cash	(1)	6

Net decrease in cash and cash equivalents from continuing operations	$(67)	$(85)
Net increase in cash and cash equivalents from discontinued operations	2	5
Net decrease in cash and cash equivalents	(65)	(80)
Cash and cash equivalents at beginning of period	394	427
Cash and cash equivalents at end of period	$329	$347

USG CORPORATION
SEGMENT BUSINESS RESULTS
(dollars in millions)
(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net Sales
U.S. Wallboard and Surfaces	$487	$466	$1,440	$1,417
U.S. Performance Materials	101	92	298	278
U.S. Ceilings	143	125	420	355
Canada	110	100	342	300
Other	66	63	191	178
Eliminations	(56)	(51)	(174)	(155)
Total USG Corporation Net Sales	$851	$795	$2,517	$2,373

Operating Profit (Loss)(a)
U.S. Wallboard and Surfaces	$64	$71	$194	$228
U.S. Performance Materials	(1)	6	(6)	20
U.S. Ceilings	24	25	66	68
Canada	6	3	16	7
Other	4	6	12	8
Corporate	(28)	(20)	(92)	(61)
Total USG Corporation Operating Profit	$69	$91	$190	$270

USG Boral Building Products (UBBP)
Net sales	$305	$324	$889	$887
Operating profit	32	43	91	118
Net income attributable to UBBP	24	30	67	83
USG share of income from UBBP	12	15	33	42

(a) - Historical results have been recast to reflect our adoption of Accounting Standards Update 2017-07 on January 1, 2018.

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net sales - GAAP	$851	$795	$2,517	$2,373
Adoption of revenue standard	—	—	9	—
Non-cash purchase accounting amortization	1	—	5	—
Adjusted Net sales - Non-GAAP	$852	$795	$2,531	$2,373

U.S. Wallboard and Surfaces net sales - GAAP	$487	$466	$1,440	$1,417
Adoption of revenue standard	—	—	6	—
U.S. Wallboard and Surfaces adjusted net sales - Non-GAAP	$487	$466	$1,446	$1,417

U.S. Performance Materials net sales - GAAP	$101	$92	$298	$278
Adoption of revenue standard	—	—	1	—
U.S. Performance Materials adjusted net sales - Non-GAAP	$101	$92	$299	$278

U.S. Ceilings net sales - GAAP	$143	$125	$420	$355
Adoption of revenue standard	—	—	2	—
Non-cash purchase accounting amortization	1	—	5	—
U.S. Ceilings adjusted net sales - Non-GAAP	$144	$125	$427	$355

Operating profit - GAAP(a)	$69	$91	$190	$270
Income from equity method investments	12	15	33	42
Knauf merger related costs	5	—	14	—
Non-cash purchase accounting amortization	1	—	5	—
Integration and realignment costs	3	—	9	—
Gain on sale of surplus property	—	—	(13)	—
Loss on contract termination	—	—	8	—
Contractual legal judgment	—	—	5	—
Adoption of revenue standard	—	—	3	—
Adjusted operating profit - Non-GAAP	$90	$106	$254	$312

U.S. Wallboard and Surfaces operating profit - GAAP(a)	$64	$71	$194	$228
Gain on sale of surplus property	—	—	(13)	—
Adoption of revenue standard	—	—	2	—
U.S. Wallboard and Surfaces adjusted operating profit - Non-GAAP	$64	$71	$183	$228

U.S. Performance Materials operating profit - GAAP(a)	$(1)	$6	$(6)	$20
Loss on contract termination	—	—	8	—
U.S. Performance Materials adjusted operating profit - Non-GAAP	$(1)	$6	$2	$20

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
U.S. Ceilings operating profit - GAAP(a)	$24	$25	$66	$68
Integration and realignment costs	2	—	5	—
Adoption of revenue standard	—	—	1	—
Non-cash purchase accounting amortization	1	—	5	—
U.S. Ceilings adjusted operating profit - Non-GAAP	$27	$25	$77	$68

UBBP operating profit - GAAP	$32	$43	$91	$118
Income from equity method investments owned by UBBP	4	5	12	8
Operating profit attributable to non-controlling interest, pre-tax	(1)	(2)	(3)	(5)
UBBP adjusted operating profit - Non-GAAP	$35	$46	$100	$121

Selling and Administrative Expenses - GAAP(a)	$83	$71	$285	$219
Knauf merger related costs	(5)	—	(14)	—
Integration and realignment costs	(3)	—	(9)	—
Loss on contract termination	—	—	(8)	—
Contractual legal judgment	—	—	(5)	—
Adjusted Selling and Administrative Expenses - Non-GAAP	$75	$71	$249	$219

Net income - GAAP	$59	$66	$154	$157
(Income) loss from discontinued operations, net of tax	(1)	—	(2)	10
Knauf merger related costs	5	—	14	—
Non-cash purchase accounting amortization	1	—	5	—
Integration and realignment costs	3	—	9	—
Gain on sale of surplus property	—	—	(13)	—
Loss on contract termination	—	—	8	—
Loss on sale of joint venture	—	—	8	—
Contractual legal judgment	—	—	5	—
Adoption of revenue standard	—	—	3	—
Pension settlement charge	—	3	—	10
Loss on extinguishment of debt	—	—	—	22
Tax effect on adjustments (b)	(2)	(1)	(10)	(12)
Adjusted net income - Non-GAAP	$65	$68	$181	$187

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Earnings per average diluted common share - GAAP	$0.41	$0.46	$1.07	$1.07
Adjustments per average diluted common share:
(Income) loss from discontinued operations, net of tax	—	—	(0.01)	0.07
Knauf merger related costs	0.04	—	0.10	—
Non-cash purchase accounting amortization	—	—	0.02	—
Integration and realignment costs	0.02	—	0.06	—
Gain on sale of surplus property	—	—	(0.09)	—
Loss on contract termination	—	—	0.06	—
Loss on sale of joint venture	—	—	0.06	—
Contractual legal judgment	—	—	0.03	—
Adoption of revenue standard	—	—	0.02	—
Pension settlement charge	—	0.02	—	0.07
Loss on extinguishment of debt	—	—	—	0.15
Tax effect on adjustments (b)	(0.02)	(0.01)	(0.06)	(0.08)
Adjusted earnings per adjusted average diluted common share – Non-GAAP	$0.45	$0.47	$1.26	$1.28

Average diluted common shares – GAAP	142,869,326	144,681,691	142,584,390	147,584,023

Net income - GAAP	$59	$66	$154	$157
Less: (Income) loss from discontinued operations, net of tax	(1)	—	(2)	10
Add: Interest expense, net	12	14	38	52
Add: Income tax expense	15	27	37	76
Add: Depreciation, depletion and amortization (c)	35	35	105	101
EBITDA - Non-GAAP	$120	$142	$332	$396
Add: Share-based compensation expense	5	4	15	13
Add: Knauf merger related costs	5	—	14	—
Add: Non-cash purchase accounting amortization	1	—	5	—
Add: Integration and realignment costs	3	—	9	—
Add: Gain on sale of surplus property	—	—	(13)	—
Add: Loss on contract termination	—	—	8	—
Add: Loss on sale of joint venture	—	—	8	—
Add: Contractual legal judgment	—	—	5	—
Add: Adoption of revenue standard	—	—	3	—
Add: Pension settlement charge	—	3	—	10
Add: Loss on extinguishment of debt	—	—	—	22
Less: USG's equity income from UBBP	(12)	(15)	(33)	(42)
Add: USG's share of UBBP Adjusted EBITDA	24	28	68	79
Adjusted EBITDA - Non-GAAP	$146	$162	$421	$478

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
UBBP Net Income - GAAP	$24	$32	$69	$86
Less: Net income attributable to non-controlling interest	—	2	2	3
Net income attributable to UBBP - GAAP	$24	$30	$67	$83
Add: income tax expense	12	15	34	43
Add: Depreciation, depletion and amortization	12	12	36	33
Total UBBP Adjusted EBITDA - Non-GAAP	$48	$57	$137	$159
USG's share of UBBP Adjusted EBITDA - Non-GAAP	$24	$28	$68	$79

(a) - Historical results have been recast to reflect our adoption of Accounting Standards Update 2017-07 on January 1, 2018.
(b) - Tax effect on adjustments is calculated using country specific statutory rates.
(c) - Depreciation, depletion and amortization excludes the amortization of deferred financing fees which is included in interest expense.

CONTACT:
Media
Kathleen Prause
(312) 436-6607
kprause@usg.com
or
Investors
Bill Madsen
(312) 436-5349
investorrelations@usg.com